Consent of Independent Certified Public Accountants
               ---------------------------------------------------



Board  of  Directors
Southern  States  Power  Company,  Inc


We consent to the use of our independent auditors' report dated July 12, 2002 on the financial statements of Southern States Power Company, Inc. as of April 30, 2002, incorporated by reference in a Form S-8 for the Southern States Power
Company, Inc., to be filed with the Securities and Exchange Commission on approximately September 18, 2002.


/s/  Stonefield Josephson, Inc.
---------------------------------
Stonefield Josephson, Inc.
Santa  Monica,  California
September  18,  2002